Exhibit 99.1
Allied Capital Announces Third Quarter 2008 Financial Results
November 10, 2008 – Washington, DC – Allied Capital Corporation (NYSE: ALD) today announced third quarter 2008 financial results.
Highlights for Q3 2008
•	Net investment income was $0.26 per share, or $45.6 million

•	Net realized gains were $0.35 per share, or $62.0 million

•	The total of net investment income and net realized gains was $0.60 per share, or $107.6 million

•	Net unrealized depreciation was $2.38 per share, or $425.9 million

•	Net loss was $1.78 per share, or $318.3 million

•	Third quarter 2008 dividend of $0.65 per share was paid; fourth quarter dividend of $0.65 per share has been declared

•	Net asset value per share was $13.51

•	Shareholders’ equity was $2.4 billion

•	New investments totaled $433.8 million for the quarter; principal collections from investment repayments and sales totaled $280.6 million for the quarter
For the quarter ended September 30, 2008, net investment income was $45.6 million or $0.26 per share compared to net investment income of $18.3 million or $0.12 per share for the quarter ended September 30, 2007. Net investment income was reduced by employee stock option expense of $1.5 million or $0.01 per share and $18.3 million or $0.12 per share, and excise tax expense of $0.9 million or $0.01 per share and $9.0 million or $0.06 per share, for the quarters ended September 30, 2008 and 2007, respectively. Stock option expense in the third quarter of 2007 included a one-time charge of $14.4 million or $0.09 per share resulting from a FASB 123R expense related to the cancellation of stock options in conjunction with a tender offer that was completed in that quarter.
Interest and related portfolio income was $120.7 million or $0.68 per share for the quarter ended September 30, 2008, and $118.4 million or $0.77 per share for the quarter ended September 30, 2007. Total operating expenses were $73.0 million or $0.41 per share for the quarter ended September 30, 2008, and $88.9 million or $0.58 per share for the quarter ended September 30, 2007.
For the quarter ended September 30, 2008, the company had net realized gains of $62.0 million or $0.35 per share, including a realized gain of $86.9 million from its investment in Norwesco, Inc., and a realized loss of $34.0 million from its investment in Pendum, Inc. For the quarter ended September 30, 2007, the company had net realized gains of $212.4 million or $1.38 per share, which included a $259.5 million gain from the sale of its investment in Mercury Air Centers, Inc. Net realized gains or losses can vary substantially from period to period.
For the quarter ended September 30, 2008, net change in unrealized appreciation or depreciation was a decrease of $425.9 million or $2.38 per share. The net unrealized depreciation for the third quarter of 2008 resulted from the reversal of net unrealized appreciation associated with net realized gains of $47.2 million or $0.26 per share and net declines in investment values of $378.7 million or $2.12 per share. For the quarter ended September 30, 2007, net change in unrealized appreciation or depreciation was a decrease of $327.2 million or $2.12 per share, which included the reversal of net unrealized appreciation associated with net realized gains of $178.1 million. Net change in unrealized appreciation or depreciation can vary substantially from period to period.
Net loss for the three months ended September 30, 2008, was $318.3 million or $1.78 per share, as compared to a net loss of $96.5 million or $0.62 per share for the quarter ended September 30, 2007. Net income (loss) can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income (loss) may not be meaningful.

At December 31, 2007, the company had excess taxable income of $393.3 million available for distribution to shareholders in 2008. The company paid $340.4 million in dividends in the first three quarters of 2008, and the remaining excess taxable income will be distributed as part of the fourth quarter 2008 dividend.
Portfolio and Investment Activity
New investments totaled $433.8 million for the third quarter of 2008. New investments included:
•	$319.0 million to purchase the positions of the senior lenders under the Ciena Capital LLC revolving credit facility. On September 30, 2008, Ciena Capital LLC, an Allied Capital portfolio company, voluntarily filed for bankruptcy protection under chapter 11 of the Bankruptcy Code. As a result of Ciena’s decision to file for bankruptcy protection, Allied Capital’s unconditional guaranty of the obligations outstanding under Ciena’s revolving credit facility became due, and Allied Capital, in lieu of paying under its guaranty, purchased the positions of the senior lenders under Ciena’s revolving credit facility except for a $5 million position held by Citibank, N.A. Allied Capital continues to guarantee the remaining principal balance of $5 million plus related interest, fees and expenses payable to Citibank. This senior secured loan had a value of $180.2 million at September 30, 2008.

•	$31.4 million to Tank Intermediate Holding Corp. to support the acquisition of Norwesco, Inc.

•	$19.8 million in Unitranche Fund LLC, a private fund co-managed by the company and an affiliate of General Electric Capital Corporation that generally focuses on making first lien unitranche loans to support middle market companies, to support its investment in one company;

•	$12.8 million in Callidus Capital Corporation to purchase the minority equity interests in Callidus Capital Management, a manager of senior loan investments in senior loan collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”) and other related investments.
After principal collections related to investment repayments or sales of $280.6 million, portfolio exits and valuation and other changes during the quarter, the total portfolio at value was $4.2 billion at September 30, 2008. At both September 30, 2008, and September 30, 2007, the weighted average yield on the interest-bearing portfolio was 11.9%. The non-accrual status of the acquired Ciena senior secured loan reduced the weighted average yield on the interest-bearing portfolio by 0.6%.
Portfolio Quality
Grade 4 and Grade 5 assets totaled $379.1 million or 9.0% of the total portfolio at value at September 30, 2008, as compared to $77.9 million or 1.7% at June 30, 2008. Loans on non-accrual were $383.1 million or 9.1% of the total portfolio at value at September 30, 2008, as compared to $109.6 million or 2.4% of the total portfolio at value at June 30, 2008. The increase in Grade 4 and 5 assets and loans on non-accrual included the Ciena senior secured loan acquired on September 30, 2008, which had a value of $180.2 million at September 30, 2008. Loans and debt securities over 90 days delinquent totaled $21.4 million or 0.5% of the total portfolio at value at September 30, 2008, as compared to $23.7 million or 0.5% of the total portfolio at value at June 30, 2008. The senior secured loan to

Ciena that was purchased on September 30, 2008, was not delinquent on the date of purchase. However, this loan will become delinquent as no payments will be made to the company while Ciena is under bankruptcy reorganization.
Liquidity and Capital Resources
At September 30, 2008, the company had cash and investments in money market and other securities totaling $215.3 million. The company also had outstanding borrowings under its revolving line of credit of $170.0 million and had issued standby letters of credit totaling $123.8 million. The company’s weighted average cost of debt was 6.8% and its regulatory asset coverage was 213% at September 30, 2008. The company is required to maintain regulatory asset coverage of at least 200%.
Quarterly Dividend of $0.65 Per Share Declared for the Fourth Quarter of 2008
As previously released on July 8, 2008, the company declared a fourth quarter dividend of $0.65 per share. This dividend represents the 181st consecutive quarterly dividend for Allied Capital shareholders since 1963. In accordance with regulated investment company distribution rules, the company declared the fourth quarter dividend during the third quarter because a portion of the dividend will be paid from 2007 taxable income.
The record date for the dividend is December 12, 2008, and the dividend is payable December 26, 2008.
The company’s Board of Directors reviews the dividend quarterly. The company’s Board of Directors is currently evaluating the company’s dividend strategy for 2009 and currently anticipates that 2009 dividends will be reduced to a level that more closely approximates net investment income.
Webcast/ Conference Call at 8:30 a.m. (Eastern Time) on Monday, November 10, 2008
The company will host a webcast/conference call at 8:30 a.m. (Eastern Time) on Monday, November 10, 2008, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our website at www.alliedcapital.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (973) 532-4907. All callers should reference the passcode “Allied Capital.”
An archived replay of the event will be available through December 10, 2008 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “69572631”. An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a leading business development company (BDC) in the U.S. that invests long-term debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital is celebrating 50 years of investing in the U.S. entrepreneurial economy. With $4.6 billion in total balance sheet assets at September 30, 2008, Allied Capital is among the largest BDCs with a diverse portfolio of investments in 117 companies across a variety of industries. These companies generate aggregate revenues of over $13 billion and employ more than 100,000 people. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Portfolio at value:
Private finance	$4,101,937	$4,659,321
Commercial real estate finance	106,632	121,200

Total portfolio at value	4,208,569	4,780,521

Accrued interest and dividends receivable	69,848	71,429
Other assets	131,949	157,864
Investments in U.S. Treasury bills, money market and other securities	13,384	201,222
Cash	201,915	3,540
Total assets	$4,625,665	$5,214,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Notes payable	$1,960,950	$1,922,220
Revolving line of credit	170,000	367,250
Accounts payable and other liabilities	81,309	153,259

Total liabilities	2,212,259	2,442,729

Commitments and contingencies

Shareholders’ equity:
Common stock	18	16
Additional paid-in capital	3,060,271	2,657,939
Common stock held in deferred compensation trusts	—	(39,942)
Notes receivable from sale of common stock	(1,851)	(2,692)
Net unrealized appreciation (depreciation)	(1,066,833)	(379,327)
Undistributed earnings	421,801	535,853

Total shareholders’ equity	2,413,406	2,771,847

Total liabilities and shareholders’ equity	$4,625,665	$5,214,576

Net asset value per common share	$13.51	$17.54

Common shares outstanding	178,692	158,002

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Interest and related portfolio income
Interest and dividends	$112,207	$105,669	$366,079	$310,466
Fees and other income	8,455	12,699	34,105	33,530

Total interest and related portfolio income	120,662	118,368	400,184	343,996

Expenses
Interest	35,949	33,744	109,974	98,368
Employee	21,443	26,306	57,439	76,845
Employee stock options	1,477	18,312	9,531	31,492
Administrative	14,138	10,496	36,100	38,225

Total operating expenses	73,007	88,858	213,044	244,930

Net investment income before income taxes	47,655	29,510	187,140	99,066

Income tax expense, including excise tax	2,060	11,192	8,141	16,073

Net investment income	45,595	18,318	178,999	82,993

Net realized and unrealized gains (losses)
Net realized gains (losses)	62,042	212,370	47,330	314,915

Net change in unrealized appreciation or depreciation	(425,899)	(327,156)	(687,506)	(272,132)

Total net gains (losses)	(363,857)	(114,786)	(640,176)	42,783

Net increase (decrease) in net assets resulting from operations	$(318,262)	$(96,468)	$(461,177)	$125,776

Diluted earnings (loss) per common share	($1.78)	($0.63)	($2.70)	$0.81

Weighted average common shares outstanding — diluted	178,692	154,025	171,084	154,708

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2008(1)	Q2 2008(1)	Q1 2008(1)	Q4 2007(1)	Q3 2007(1)
Income Summary
Interest and related portfolio income	$120.7	$134.6	$144.9	$117.7	$118.4
Operating expenses(2)(3)	73.0	66.6	73.4	62.1	88.9
Income tax expense (benefit), including excise tax(4)	2.1	4.1	2.0	(2.4)	11.2

Net investment income	45.6	63.9	69.5	58.0	18.3

Realized gains (losses):
Realized gains	97.5	5.0	32.7	4.3	275.8
Realized losses	(35.5)	(22.9)	(29.6)	(50.7)	(63.4)

Net realized gains (losses)	62.0	(17.9)	3.1	(46.4)	212.4

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(378.7)	(162.9)	(95.9)	(34.2)	(149.1)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(80.4)	(2.2)	(32.5)	(1.6)	(243.9)
Unrealized appreciation reversed for dividend income	(1.6)	—	(13.5)	—	—
Unrealized depreciation reversed for realized losses	34.8	16.9	28.5	51.7	65.8

Net change in unrealized appreciation or depreciation	(425.9)	(148.2)	(113.4)	15.9	(327.2)

Net income (loss)	$(318.3)	$(102.2)	$(40.7)	$27.5	$(96.5)

Total of net investment income and net realized gains (losses)(5)	$107.6	$46.0	$72.7	$11.6	$230.7

Per Share Statistics (diluted)
Net investment income	$0.26	$0.37	$0.43	$0.37	$0.12
Net realized gains (losses)	0.35	(0.10)	0.02	(0.30)	1.37
Net change in unrealized appreciation or depreciation	(2.38)	(0.86)	(0.70)	0.10	(2.11)

Net income (loss)	$(1.78)	$(0.59)	$(0.25)	$0.18	$(0.62)

Total of net investment income and net realized gains (losses)(5)	$0.60	$0.27	$0.45	$0.07	$1.49
Dividends per share(6)	$0.65	$0.65	$0.65	$0.72	$0.65

Balance Sheet Summary
Total portfolio at value:
Private finance	$4,101.9	$4,390.8	$4,519.8	$4,659.3	$4,207.1
Commercial real estate finance	106.6	106.8	115.8	121.2	119.7

Total portfolio at value	$4,208.5	$4,497.6	$4,635.6	$4,780.5	$4,326.9
Yield on interest-bearing portfolio	11.9%	12.7%	12.3%	12.1%	11.9%
Cash and investments in U.S. Treasury bills, money market and other securities	$215.3	$228.8	$201.6	$204.8	$305.9
Total assets	$4,625.7	$4,937.7	$5,082.2	$5,214.6	$4,861.5
Total debt outstanding	$2,131.0	$2,043.3	$2,191.6	$2,289.5	$1,922.4
Undistributed earnings	$421.8	$430.3	$500.5	$535.9	$606.4
Total shareholders’ equity	$2,413.4	$2,845.8	$2,828.4	$2,771.8	$2,765.8
Net asset value per share	$13.51	$15.93	$16.99	$17.54	$17.90
Debt to equity ratio	0.88	0.72	0.77	0.83	0.70

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $1.5 million or $0.01 per share, $3.9 million or $0.02 per share, $4.2 million or $0.03 per share, $3.7 million or $0.02 per share, and $18.3 million or $0.12 per share for the respective periods. Included in the $18.3 million for Q3 2007 is $14.4 million or $0.09 per share related to the Company’s option cancellation payment made in connection with the tender offer completed in July 2007.

(3)	Operating expenses included investigation and litigation expenses, net of reimbursements, totaling $0.4 million or $0.00 per share, $0.7 million or $0.00 per share, $(0.5) million or $(0.00) per share, $0.8 million or $0.00 per share, and $0.8 million or $0.01 per share for the respective periods.

(4)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $0.9 million or $0.01 per share, $1.9 million or $0.01 per share, $2.3 million or $0.01 per share, $(0.3) million or $(0.00) per share, and $9.0 million or $0.06 per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income from which dividends are paid.

(6)	Dividends per share for Q4 2007 include an extra dividend of $0.07 per share.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007
Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$44.3	$86.2	$37.2	$95.3	$71.7
Senior secured loan to Ciena Capital LLC (7)	319.0	—	—	—	—
Unitranche debt	0.5	10.3	5.0	55.9	71.0
Subordinated debt	21.9	110.8	161.2	320.8	303.2

Total loans and debt securities	$385.7	207.3	203.4	472.0	445.9
Equity securities
Preferred shares/ income notes of CLOs	8.4	24.2	3.0	73.8	25.2
Subordinated certificates in Unitranche Fund LLC	19.8	63.1	30.7	0.7	—
Other equity securities	15.0	22.6	37.5	61.6	105.0

Total new investments	$428.9	$317.2	$274.6	$608.1	$576.1

By transaction type:
Debt investments	$82.8	$309.3	$208.5	$522.6	$376.2
Buyout investments	346.1	7.9	66.1	85.5	199.9

Total new investments	$428.9	$317.2	$274.6	$608.1	$576.1

Private Finance Repayments or Sales (8)
By security type:
Loans and debt securities	$252.9	$289.3	$150.8	$115.4	$292.6
Equity	27.7	35.2	105.6	9.6	53.6

Total repayments or sales	$280.6	$324.5	$256.4	$125.0	$346.2

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$434.9	$330.9	$325.7	$344.3	$481.6
Unitranche debt	579.3	627.6	655.7	653.9	698.1
Subordinated debt	2,062.6	2,292.0	2,430.4	2,416.4	1,927.1

Total loans and debt securities	$3,076.8	3,250.5	3,411.8	3,414.6	3,106.8
Equity securities
Preferred shares/ income notes of CLOs	218.3	232.6	197.4	203.0	131.5
Subordinated certificates in Unitranche Fund LLC	114.3	94.6	31.5	0.7	—
Other equity securities	692.5	813.1	879.1	1,041.0	968.8

Total equity securities	1,025.1	1,140.3	1,108.0	1,244.7	1,100.3

Total portfolio	$4,101.9	$4,390.8	$4,519.8	$4,659.3	$4,207.1

Yields(9):
Senior loans	4.2%	6.4%	7.0%	7.7%	9.3%
Unitranche debt	12.0%	12.2%	11.8%	11.5%	11.5%
Subordinated debt	13.1%	13.7%	13.0%	12.8%	12.6%
Total loans and debt securities	11.7%	12.6%	12.2%	12.1%	11.8%
Preferred shares/ income notes of CLOs	17.1%	16.0%	15.8%	14.6%	15.1%
Subordinated certificates in Unitranche Fund LLC	10.3%	10.2%	12.4%	12.4%	—
Total interest bearing investments	12.0%	12.8%	12.4%	12.2%	12.0%
Total number of portfolio investments	146	149	152	156	151

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	The senior secured loan to Ciena was acquired on September 30, 2008, and was placed on non-accrual status on the purchase date. The loan has a value of $180.2 million at September 30, 2008.

(8)	Represents principal collections from investment repayments or sales excluding realized gains.

(9)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Unitranche Fund LLC is computed as the (a) annual stated interest (LIBOR plus 7.5%) divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007
Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	128	119	124	112	135
Percentage of private finance portfolio reviewed at value	97.2%	94.9%	94.0%	91.1%	92.1%
Portfolio Quality Data
By Grade(10)
Portfolio at value by grade:
Grade 1	$817.2	$988.0	$1,301.7	$1,539.6	$1,605.3
Grade 2	2,886.9	3,161.0	3,079.8	2,915.7	2,320.6
Grade 3	125.3	270.7	141.1	122.5	258.1
Grade 4	108.7	31.0	61.6	157.2	90.5
Grade 5	270.4	46.9	51.4	45.5	52.4

Total	$4,208.5	$4,497.6	$4,635.6	$4,780.5	$4,326.9

Portfolio at value by grade, % portfolio at value:
Grade 1	19.4%	22.0%	28.1%	32.2%	37.1%
Grade 2	68.6%	70.3%	66.4%	61.0%	53.6%
Grade 3	3.0%	6.0%	3.1%	2.6%	6.0%
Grade 4	2.6%	0.7%	1.3%	3.3%	2.1%
Grade 5	6.4%	1.0%	1.1%	0.9%	1.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Grade 4 and 5	9.0%	1.7%	2.4%	4.2%	3.3%
Total Grade 4 and 5 excluding investments in Ciena Capital	4.7%	1.7%	1.8%	2.8%	2.9%

Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$383.1	$109.6	$150.7	$212.0	$250.1
Loans and debt securities not accruing interest, % portfolio at value	9.1%	2.4%	3.3%	4.4%	5.8%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	4.8%	2.4%	2.6%	3.0%	3.6%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$21.4	$23.7	$69.4	$149.1	$162.7
Loans and debt securities over 90 days delinquent, % portfolio at value	0.5%	0.5%	1.5%	3.1%	3.8%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	0.5%	0.5%	0.9%	1.7%	1.5%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$21.4	$23.7	$55.5	$149.1	$162.7

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(10)	We employ a grading system for our entire portfolio. Grade 1 is used for those investments from which a capital gain is expected. Grade 2 is used for investments performing in accordance with plan. Grade 3 is used for investments that require closer monitoring; however, no loss of investment return or principal is expected. Grade 4 is used for investments that are in workout and for which some loss of current investment return is expected, but no loss of principal is expected. Grade 5 is used for investments that are in workout and for which some loss of principal is expected.